UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 11, 2004

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

California	1-9961	95-3775816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 So. Western Avenue
Torrance, California		90501

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 468-1310

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has hired Thomas Kiel as Corporate Manager and Chief Accounting Officer and he will serve as the Company's principal accounting officer. Mr. Kiel is expected to join the Company no later than November 15, 2004.

Mr. Kiel, 38, served as Senior Vice President - Line of Business Risk Finance Executive at Bank of America Corporation from March 2004 to October 2004, and previously served at Bank of America Corporation as Senior Vice President - Corporate Analysis and Reporting from December 2002 to March 2004, Senior Vice President - Accounting Policy from July 2002 to December 2002, and Vice President - Accounting Policy from April 2000 to June 2002. Prior to joining Bank of America Corporation, Mr. Kiel served as Senior Vice President and Chief Financial Officer at Memorial Operations Company from March 1997 to September 1999. Prior to joining Memorial Operations Company, Mr. Kiel was employed by KPMG Peat Marwick, LLP as a Senior Audit Manager.

Mr. Kiel holds a Bachelor degree in Accounting from Baylor University and is a Certified Public Accountant.

There are no familial relationships between Mr. Kiel and any director or executive officer of the Company.

In connection with hiring Mr. Kiel as an at-will employee and appointing him Corporate Manager and Chief Accounting Officer, the Company conveyed an offer letter (the "Offer Letter") to Mr. Kiel, which he accepted on October 11, 2004. Pursuant to the Offer Letter, Mr. Kiel will receive a starting annual base salary of $225,000. Mr. Kiel will be entitled to guaranteed bonuses of $100,000 in each of fiscal years 2005 and 2006. In addition, to compensate Mr. Kiel for the loss of stock options granted by his prior employer, he will be entitled to receive (i) $100,000 at the earlier of January 1, 2005 or the closing of escrow for a California residence; (ii) $50,000 on the second anniversary of his start date; (iii) $100,000 on the third anniversary of his start date; and (iv) $50,000 on the fourth anniversary of his start date. He will also receive an additional $25,000 annually for ten years starting in January 1, 2005 to compensate him for relocation and additional housing costs in moving to California. All of the bonus and additional amounts payable to Mr. Kiel are conditioned on his continued employment and his not having engaged in misconduct during the fiscal year in which the payments are made. Mr. Kiel will also be entitled to participate in benefit programs available to employees at his level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: October 15, 2004	By: /s/ JOHN F. STILLO
John F. Stillo Vice President and Chief Financial Officer